PROSPECTUS AND			PRICING SUPPLEMENT NO. 23
PROSPECTUS SUPPLEMENT,		Effective at 12:00 PM ET
each dated January 12, 1999	October 15, 1999
CUSIP: 24422ELL1			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,940,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on March 15, 2000
and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				October 20, 1999

MATURITY DATE:				October 22, 2001

INTEREST RATE:				6.70% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Credit Suisse First Boston, as agent, has
                                    offered the Senior Notes for
                                    sale at a price of 99.97% of
                                    the aggregate principal amount of
                                    the Senior Notes.




Credit Suisse First Boston